UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

Ameritrade Holding Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies: Common Stock

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Filed by Ameritrade Holding Corporation
Pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934
Subject Company: Ameritrade Holding Corporation
Commission File No.: 000-49992
This filing consists of an e-mail sent to all Ameritrade associates on August 11, 2005 regarding the availability of an online comment form and the text from the online comment form.

Associates:
Eager to tell us what’s on your mind regarding the proposed TD Waterhouse acquisition? Here’s your chance.
We’re pleased to announce the creation of a dedicated Zoomerang comment form which will be your source for submitting questions and/or feedback as it relates to the acquisition and upcoming integration effort. Your feedback will be extremely valuable as we will be addressing topics of interest in upcoming integration updates and other communications.
All submissions will remain anonymous unless you opt to include your name in the comment field. If we determine that your question or concern requires immediate action, we will forward on to the appropriate department who will handle as necessary. We also plan on posting frequently asked questions and topics in the Ameritrade-TD Waterhouse U.S.A. Information Center on Athena, so you can see what your fellow associates are asking. Again, all submissions will remain anonymous.
Click on the link below to submit. This link will also be posted on the home page of Athena. Remember, nothing is off the table — be open and candid when submitting your comments and questions.
http://www.zoomerang.com/survey.zgi?p=WEB224JWUG5HF5
Corporate Communications
Ameritrade Confidential. Please remember that everything we disclose is proprietary to Ameritrade and must not be communicated outside of the company.
Additional Information and Where to Find It
In connection with the proposed transaction, Ameritrade will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68127, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC’s web site at www.sec.gov.
Ameritrade Holding Corporation, The Toronto-Dominion Bank, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ameritrade in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction will be included in the proxy statement of Ameritrade described above. Information regarding Ameritrade’s directors and executive officers is also available in its proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on January 24, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Ameritrade as described above. Information regarding The Toronto-Dominion Bank’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2004, which was filed with the SEC on December 13, 2004, and in its notice of annual meeting and proxy circular for its 2005 annual meeting, which was filed with the SEC on February 17, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov and by directing a request to The Toronto-Dominion Bank, c/o TD Bank Financial Group, 66 Wellington Street West, Toronto, ON M5K 1A2, Attention: Investor Relations (416) 308-9030.

TD Waterhouse Acquisition and Integration Comment Form
Thank you for participating. Your feedback is important.
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TD Waterhouse Acquisition and Integration Comment Form
Please submit any questions and/or feedback you have regarding the proposed acquisition of TD Waterhouse and integration in the field below. Your feedback will be extremely valuable as we will be directly addressing your questions/concerns in upcoming integration updates and other communications. All submissions will remain anonymous unless you opt to include your name in the comment field.
1 Submit your comments or questions here: